Exhibit 10.2

PSB HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) by and between Peoples State Bank, a Wisconsin state banking association (the “Bank”), and ___________ (“Employee”) is made this ___ day of _________, 2007 (hereafter referred to as the “Grant Date”), pursuant to which the Bank grants to the Employee a number of restricted shares of the common stock (the “Restricted Stock”) of PSB Holdings, Inc., a Wisconsin corporation and registered bank holding company with respect to the Bank (the “Company”), subject to the terms and conditions hereinafter set forth.

1.

NUMBER OF SHARES.  Pursuant to this Agreement, the Company has agreed to grant to Employee _________ shares of Restricted Stock for performance during the ____ calendar year.  The Restricted Stock shall be subject to all the terms, conditions, and restrictions set forth in this Agreement.  In the event of any stock dividend, stock split, recapitalization or other change affecting the outstanding common stock of the Company as a class is effected without consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction distributed with respect to the shares of Restricted Stock that remain unvested (the “Unvested Shares”) will be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the Restricted Stock with respect to which such change was effected.

2.

VESTING, FORFEITURE AND TRANSFER RESTRICTIONS.  All Restricted Stock granted to Employee shall be issued and delivered on the Grant Date.  Restricted Stock is comprised of “Unvested Shares” and “Vested Shares.”  As of the Grant Date, all of the shares of Restricted Stock granted under this Agreement are “Unvested Shares” and will continue to be Unvested Shares for purposes of this Agreement until the Unvested Shares become Vested Shares in accordance with the following schedule:

Date	Vested Shares
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Notwithstanding the preceding, in the event Employee terminates employment with the Bank, or the Employee is terminated for any reason whatsoever prior to the date any Unvested Shares become Vested Shares, or if Employee, Employee’s legal representative, or other holder of the Restricted Stock attempts to sell, exchange, transfer, pledge, or otherwise dispose of any Unvested Shares, other than by the Last Will and Testament of the Employee or the laws of descent, prior to the date Unvested Shares become Vested Shares, any Unvested Shares will be immediately forfeited by the Employee without any further action by the Bank or Company.

3.

SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, Restricted Stock may not be granted unless the Restricted Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such Restricted Stock is not so registered, the Company has determined that the grant and issuance of the Restricted Stock would be exempt from the registration requirements of the Securities Act.  The grant of Restricted Stock must also comply with other applicable laws and regulations governing the grant, and no grant of Restricted Stock will be permitted if the Bank or Company determines that such grant would not be in material compliance with such laws and regulations.

4.

STOCK LEGEND.  The Company and Employee agree that all certificates representing all shares of Restricted Stock that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SHARES.  THE RESTRICTED STOCK AGREEMENT PROVIDES FOR FORFEITURE OF THE STOCK IN CERTAIN CIRCUMSTANCES, AND IMPOSES RESTRICTIONS ON THE TRANSFER OF THESE SHARES.  A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON DEPOSIT AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST.

5.

AGREEMENT NOT A SERVICE CONTRACT.  This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation for the Employee to continue in the employ of the Company or the Bank, or of the Company or the Bank to continue the Employee’s employment.  In addition, nothing in this Agreement shall obligate the Company, any of its subsidiaries, their respective shareholders, Boards of Directors, or officers or other employees to continue any relationship that the Employee has with any of the foregoing.

6.

SECTION 83(B) ELECTION.  The Employee acknowledges that, under Section 83 of the Code, the difference between the amount paid by the Employee for the Restricted Stock, if any (the “Grant Price”), and the fair market value of the Restricted Stock at the time any forfeiture restrictions applicable to such Restricted Stock lapse, is reportable as ordinary income at the time the forfeiture restrictions lapse.  For this purpose, the term “forfeiture restrictions” includes the forfeiture provisions and restrictions described in Section 2 of this Agreement.

Notwithstanding the preceding, the Employee understands that he or she may elect to be taxed at the time the Restricted Stock is granted hereunder, rather than when and as such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the Grant Date.  If the Grant Price equals the fair market value of the Restricted Stock on such date, or if it is likely that the fair market value of the Restricted Stock at the time any forfeiture restrictions lapse will exceed the Grant Price, the election may avoid adverse tax consequences in the future.  A form for making this election is attached as Exhibit A.  The Employee understands that the failure to make this filing within said 30 day period will result in the recognition of ordinary income by the Employee (in the event the fair market value of the Restricted Stock increases after Grant Date) as the date the forfeiture restrictions lapse.  The Employee acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b).

7.

NOTICES.  Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Employee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Employee at the last address the Employee provided to the Company.

8.

RIGHTS AS A SHAREHOLDER.  The Employee shall be entitled to all of the rights of a shareholder with respect to the shares of Restricted Stock awarded pursuant to this Agreement, whether Vested or Unvested, including the right to vote such shares of Restricted Stock and to receive dividends and other distributions (if any) payable with respect to such shares; provided, however, that to the extent dividends or other distributions are paid with respect to Unvested Shares, the dividend or other distribution will be taxed as ordinary compensation income, subject to withholding, and not as dividend or distribution income.

9.

TAX WITHHOLDING.  On or immediately prior to the Grant Date, Executive shall be required to pay in cash to the Company the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable.

10.

GOVERNING LAW.  All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Wisconsin, except to the extent such governing law is preempted by Federal law.  Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the State of Wisconsin.  The obligation of the Company to sell and deliver Restricted Stock under this Agreement is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Restricted Stock.

11.

SEVERABILITY.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement, but such provision shall be fully severable and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been included in the Agreement.

12.

SUCCESSORS.  This Agreement shall be binding upon the Employee, his legal representatives, heirs, legatees, distributees, and shall be binding upon the Company and its successors and assigns.

*******

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of this ____ day of __________, 2007.

PSB HOLDINGS, INC.

______________________________

EMPLOYEE:

______________________________

EXHIBIT A

Section 83(b) Statement

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

The person who performed the services is:

Name:

___________________________________

Address:

___________________________________

___________________________________

Taxpayer Identification No.:  ______________

Taxable Year:  Calendar Year

The property with respect to which the election is being made is ______ shares of Common Stock of PSB Holdings, Inc. (the “Restricted Stock”).

The property was issued on __________, 20__.

The property is subject to forfeiture if for any reason stockholder’s employment with the issuer is terminated prior to vesting of the property.  The forfeiture provision lapses according to Section 2 of the Agreement.

The fair market value of such property was $_____ per share on the Grant Date.

A copy of this statement is being furnished to Peoples State Bank, for whom employee rendered the service underlying the transfer of property.

This statement is executed as of ___________________, 20__.

___________________________________

Employee